UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported):	October 11, 2010

Journal Communications, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-31805	20-0020198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 West State Street, Milwaukee, Wisconsin 53203
(Address of principal executive offices, including ZIP code)

(414) 224-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers..

(e)            Amendment to Change in Control Agreement with Andre J. Fernandez.  On October 11, 2010, the Compensation Committee of the Board of Directors of Journal Communications, Inc. (the “Company”) approved an amendment to the Change in Control Agreement, dated December 9, 2008, between the Company and Andre J. Fernandez (the “Agreement”).  Pursuant to the Agreement, in the event Mr. Fernandez’ employment is terminated by the Company without “cause” or Mr. Fernandez resigns for “good reason” within two years after the occurrence of a change in control of the Company, he will be entitled, among other things, to receive a cash severance payment and the continuation of subsidized group health benefits for a period of time.  The amendment to the Agreement (i) increased the severance multiple from 150% to 200% times the sum of Mr. Fernandez’ annual base salary and target annual incentive bonus for the year in which the date of termination occurs, (ii) increased the period for post-termination group health benefits from 18 to 24 months, (ii) added a non-competition covenant for the term of employment plus two years following termination, and (iv) increased Mr. Fernandez’ current employee non-solicitation covenant period from 18 months to 24 months following termination of his employment.  Other amendments were technical in nature to address compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

A copy of the Agreement, as so amended and restated, is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

(e)            Amendment to 2007 Omnibus Incentive Plan.  On October 11, 2010, the Compensation Committee of the Board of Directors of the Company approved certain amendments to the Journal Communications, Inc. 2007 Long-Term Incentive Plan (the “Plan”) which, among minor technical clarifications: (i) prohibit the inclusion of dividend equivalents in awards of stock options or stock appreciation rights, (ii) provide that any dividends or dividend equivalents paid on full-value performance awards be subject to the same vesting conditions as the underlying shares or units, and (ii) prohibit accelerated vesting of certain performance-based awards in the case of retirement, in order to preserve deductibility under Section 162(m) of the Internal Revenue Code.  None of the amendments to the Plan require shareholder approval under the rules of the New York Stock Exchange.

A copy of the Plan, as so amended and restated, is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(10.1)	Change in Control Agreement, amended and restated effective as of October 11, 2010, between Journal Communications, Inc. and Andre J. Fernandez.

(10.2)	Journal Communications, Inc. 2007 Omnibus Incentive Plan, amended and restated effective as of October 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOURNAL COMMUNICATIONS, INC.

Dated: October 14, 2010	By:	/s/ Mary Hill Leahy
Mary Hill Leahy
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

JOURNAL COMMUNICATIONS, INC.

EXHIBIT INDEX TO FORM 8-K
Report Dated October 11, 2010

Exhibit No.

(10.1)	Change in Control Agreement, amended and restated effective as of October 11, 2010, between Journal Communications, Inc. and Andre J. Fernandez.

(10.2)	Journal Communications, Inc. 2007 Omnibus Incentive Plan, amended and restated effective as of October 11, 2010.